Exhibit 99.1

NEWS RELEASE Contact: Jesse Ngoo Phone Number: 817-845-2622 Email: jesse.ngoo@fleishman.com

GLOBALSCAPE® ANNOUNCES RELEASE OF GLOBALSCAPE BUSINESS

ACTIVITY MONITORING FOR ENHANCED VISIBILITY

New business dashboard provides EFT Server users additional control and oversight over data transactions

SAN ANTONIO – November 7, 2012 — Users of Enhanced File Transfer Server™ (EFT Server™) by Globalscape (NYSE MKT: GSB) gain real-time visibility of transaction information through a new IT and business monitoring dashboard. Globalscape Business Activity Monitoring (Globalscape BAM) offers a sleek and simple interface, accessible by administrators and end users allowing complete visibility into file transfers.

This web-based application is designed to offer technical, functional and business leaders a simple interface to evaluate commerce, track transfers, review statistics, and query reports for all transactions executed through EFT Server. In addition, partners can now have customized, real-time visibility into their data transfers so they will always know where their data is in the file transfer process.

Globalscape BAM allows a user to track and monitor key performance indicators, including transfer success rates, transactions by sender, and average transfer size, even in cases of extremely high volume. The added visibility and accessibility virtually eliminate the need to engage server administrators for file transfer information, allowing businesses to reallocate valuable IT resources who would otherwise spend time researching and answering such inquiries.

“The Business Activity Monitor module helps Dentsply gain visibility into the myriad of important transactions we perform internally and externally with our many partners,” according to Marcus Hilmersson, Enterprise Business Systems Manager at Dentsply.

“BAM is a solution that promises a lower processing cost for our clients and faster execution by providing information real time to clients and their partners,” said William Buie, Executive Vice President of Sales and Marketing. “This instantaneous insight into receipt of files to active process status to assurance of purchase orders is fundamental to making good decisions. We believe most all of our clients will find this a significant advantage in an efficient tracking system.”

Globalscape BAM is available now. More information is available at www.globalscape.com/mft/bam.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) is a leading provider of software and services that enable customers to access and share information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® product, Globalscape has been helping businesses and consumers – including 15,000 companies in more than 150 countries – facilitate cost-effective, secure information exchange. With its 2011 acquisition of Seattle-based TappIn Inc., Globalscape also offers customers the ability to access and share documents, pictures, videos, and music – anytime, from anywhere – easily and securely, without the need for uploading, syncing, or paying for cloud storage. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2011 calendar year, filed with the Securities and Exchange Commission on March 29, 2012.

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